To our valued client,

On December 23, 2020, VALIC Company I (“VC I”) filed a definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) regarding a proposed change to the sub-classification of the Growth Fund and Science & Technology Fund from “diversified” to “non-diversified” under the Investment Company Act of 1940. This proposal is subject to approval by shareholders of each of the Growth Fund and Science & Technology Fund, respectively.

What is happening?

At a special meeting to be held on March 9, 2021, shareholders of each Fund will be asked to consider and vote on the following proposal:

To approve a change to the Fund’s sub-classification under the Investment Company Act of 1940 from “diversified” to “non-diversified” and to eliminate the Fund’s related fundamental investment restriction (to be voted on separately by each Fund’s shareholders).

We are here to help.

The proxy statement contains important information with respect to this proposal. If you have any questions, please read the complete proxy statement and any additional definitive materials filed on the SEC’s EDGAR database. A link to the proxy statement can be found below.

Definitive Proxy Statement Filing

VC I Growth Fund and VC I Science & Technology Q&A

As always, we thank you for your trust and confidence.

Sincerely,

[CUT AND PASTE OUTLOOK SIGNATURE HERE]

© American International Group, Inc. All rights reserved.

VC 37261-PS (1/2021) 576002 EE

This material is general in nature, was developed for educational use only, and is not intended to provide financial, legal, fiduciary, accounting or tax advice, nor is it intended to make any recommendations. Applicable laws and regulations are complex and subject to change. Please consult with your financial professional regarding your situation. For legal, accounting or tax advice consult the appropriate professional.

Securities and investment advisory services offered through VALIC Financial Advisors, Inc. (VFA), member FINRA, SIPC and an SEC-registered investment adviser.

Annuities are issued by The Variable Annuity Life Insurance Company (VALIC), Houston, TX. Variable annuities are distributed by its affiliate, AIG Capital Services, Inc. (ACS), member FINRA.

AIG Retirement Services represents AIG member companies — The Variable Annuity Life Insurance Company (VALIC) and its subsidiaries, VALIC Financial Advisors, Inc. (VFA) and VALIC Retirement Services Company (VRSCO). All are members of American International Group, Inc. (AIG).

QUESTIONS AND ANSWERS

The following questions and answers provide an overview of the matters on which you are being asked to vote. The accompanying Proxy Statement contains more detailed information, and we encourage you to read it in its entirety before voting. Your vote is important.

Q.	Why am I receiving this proxy statement?

A.	This Proxy Statement is being furnished to owners of a variable annuity or variable life insurance contract or certificate (a “Contract”) (the “Contract owners”) issued by The Variable Annuity Life Insurance Company (“VALIC”) or other affiliated life insurance company (together with VALIC, the “Life Companies” and each, a “Life Company”), having Contract values allocated to a subaccount of a separate account (“Separate Account”) invested in shares of the Growth Fund and/or the Science & Technology Fund (each, a “Fund”), each a series of VALIC Company I (the “Corporation”), as of the close of business on December 11, 2020 (the “Record Date”). Contract owners have a beneficial interest in a Fund, but do not invest directly in or hold shares of the Fund. The Life Companies, as the shareholders of a Fund, have voting rights with respect to the Fund shares, but pass through those voting rights to Contract owners. Accordingly, as a Contract owner, you have the right to instruct your Life Company how to vote Fund shares attributable to your Contract. The Proxy Statement is also being furnished to custodians/trustees of individual retirement accounts (each, an “IRA”) and plan fiduciaries of or participants in qualified employer-sponsored retirement plans (each, a “Plan”) as of the Record Date. Participants in a Plan and IRA owners may have the right to vote or give voting instructions depending on the terms of the Plan or IRA custodial or other agreement. VALIC will take direction from the applicable Plan or account trustee regarding who (e.g., the Plan or participants) has the right to vote or provide voting instructions. For convenience, we refer to Contract owners, Plan participants and IRA owners collectively as “shareholders.” Additionally, any reference to Contract owners owning “shares” of a Fund refers to owning accumulation units of the subaccount that invests in such Fund.

Q.	What are shareholders of the Funds being asked to approve?

A.	Shareholders of each Fund are being asked to approve a change in the sub-classification of their Fund under the Investment Company Act of 1940 (the “1940 Act”) from “diversified” to “non-diversified” and to eliminate the Fund’s related fundamental investment restriction (the “Proposal”). Each Fund’s shareholders will vote on the Proposal only with respect to their Fund.
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Q.	Why am I being asked to approve a change in the sub-classification of my Fund(s) from diversified to non-diversified?

A.	Each Fund is currently sub-classified as a “diversified” fund for purposes of Section 5(b)(1) of the 1940 Act. As a diversified fund, each Fund is generally limited as to the amount it may invest in any single issuer.

The Board of Directors of the Corporation has approved a change to each Fund’s sub-classification under the 1940 Act to a “non-diversified” company and the elimination of each Fund’s related fundamental investment restriction. This change is subject to the approval of shareholders of each Fund, with shareholders of each Fund voting separately with respect to their Fund. Changing each Fund’s status to non-diversified would provide the Fund’s subadvisers with enhanced flexibility to invest a greater portion of the Fund’s assets in one or more issuers. Given the weightings of the largest holdings in the Funds’ respective benchmarks and the appreciation of the Funds’ largest holdings, each Fund’s subadvisers believe that it is important to have this additional flexibility, which will allow them to be better able to execute each Fund’s investment strategies. If the Proposal is approved for a Fund, that Fund, as a non-diversified fund, may be more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments.

Q.	How does the Board recommend that I vote?

A.	The Board recommends that shareholders vote “FOR” the Proposal with respect to their Fund.

Q:	How do I vote my shares?

A:	You can vote by completing the enclosed proxy card, providing voting instructions using the enclosed voting instruction card or by participating virtually at the special meeting, or as described below. Please see “Instructions for Signing Voting Instruction Cards or Proxy Cards” on the next page.

You can authorize a proxy to vote your shares by (1) using the telephone or Internet as described on your proxy card or voting instruction card or (2) completing and signing the enclosed proxy card or voting instruction card and mailing it in the enclosed postage-paid envelope, or you can vote during the special meeting by following the instructions that will be available on the special meeting website during the special meeting.

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Due to concerns regarding the coronavirus disease (COVID-19) pandemic, the special meeting will be held in a virtual meeting format only. Shareholders that owned interests in a Fund as of the Record Date may participate in the special meeting by means of remote communication by registering at https://viewproxy.com/AIG/broadridgevsm/.

If you owned interests in a Fund on the Record Date and wish to attend the special meeting, you must first register with Broadridge Financial Solutions, Inc. (“Broadridge”), the Fund’s proxy solicitor, at https://viewproxy.com/AIG/broadridgevsm/. You will be required to enter your name, an email address and the control number found on your proxy card or voting instruction card. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on March 8, 2021. Once your registration is approved, you will receive an email confirming your registration with an event link and optional dial-in information to attend the special meeting. A separate email will follow containing a password to enter at the event link in order to access the special meeting. You may vote during the special meeting at www.proxyvote.com/. You will need your control number to vote.

For shareholders who own shares through a Contract, no matter how large or small your holdings may be, your vote counts, since the Life Companies will vote Fund shares in the same proportions as the instructions received from all Contract owners with assets invested in the Fund. Shares for which the Life Companies receive no timely voting instructions from a Contract owner will be voted by the Life Companies as for, against, or abstain, in the same proportion as the shares for which voting instructions were received from Contract owners, even if only a small number of Contract owners provide voting instructions. The effect of proportional voting is that if a large number of Contract owners fail to give voting instructions, a small number of Contract owners may determine the outcome of the vote.

Q:	How many votes are needed to approve the Proposal?

A:	For each Fund, the Proposal must be approved by the affirmative vote of a majority of the outstanding voting securities of the Fund as defined under the 1940 Act. The 1940 Act defines such vote as the lesser of (i) 67% or more of the total number of shares of the Fund present or represented by proxy at the special meeting, if holders of more than 50% of the outstanding shares are present or represented by proxy at the special meeting; or (ii) more than 50% of the total number of outstanding shares of the Fund.
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Q.	What happens if the shareholders of a Fund do not approve the Proposal?

A.	If a Fund’s shareholders do not approve the Proposal, that Fund will remain “diversified” and remain subject to its related fundamental investment restriction. Shareholders of each respective Fund will be voting separately on a Fund-by-Fund basis. If one Fund’s shareholders do not approve the Proposal, that will not impact the other Fund whose shareholders approve the Proposal for that Fund. You are only being asked to vote on the Fund(s) of which you hold shares.

Q.	Whom may I contact if I have questions about the Proxy Statement?

A.	Please call Broadridge, the proxy solicitor, toll-free, at 1-833-970-2875, Monday through Friday, 9 a.m. to 10 p.m. Eastern Time.

To Our Group Deferred Compensation Contract Owners:

As the group contract owner of your deferred compensation plan, you have the option to 1) give voting instructions, or 2) direct us to follow individual participants’ instructions for voting.

•	Should you decide to give voting instructions, please complete the voting instruction section of the enclosed card. We request that you clearly mark your vote for the proposal on the card. We will then disregard any voting instructions received from individual participants within your Contract.

•	Alternatively, if you want us to accept voting instructions from your individual participants, please complete the “Group Authorization” section of the enclosed card. This will allow us to follow the voting instructions from the individual participants.

As the group contract owner of a nonqualified unfunded deferred compensation plan, you have the right to give voting instructions.

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